Exhibit 99.1

Keysight Technologies Reports Fourth Quarter and Fiscal 2016 Results
Highlights:

•	Q4 revenue of $751 million; GAAP EPS of $0.53; non-GAAP EPS of $0.64

•	Fiscal 2016 revenue of $2.9 billion; GAAP EPS of $1.95; non-GAAP EPS of $2.43

SANTA ROSA, Calif., Nov. 17, 2016 - Keysight Technologies, Inc. (NYSE: KEYS) today reported financial results for the fourth fiscal quarter and fiscal year ended Oct. 31, 2016.

“The fourth quarter was a strong close to the year with revenue coming in at the high-end of our guidance as customers increased investments in next-generation technologies,” said Ron Nersesian, Keysight president and CEO.

“We are pleased with our performance throughout the fiscal year as we navigated a challenging market environment and continued to execute our strategy to transform Keysight for long-term growth. We increased our investments in research and development, while at the same time generating solid profitability and cash flow. We believe we are delivering above-market results and the strategic actions we have taken are strengthening our market position,” Nersesian added.

Fourth Quarter Financial Summary

•
Revenue was $751 million, compared with $750 million on a GAAP basis and $756 million on a non-GAAP basis in the fourth quarter of 2015. Non-GAAP core revenue, which excludes the impact of currency and revenue from acquisitions completed within the last twelve months, declined 2 percent year-over-year.

•	GAAP operating margin was 14 percent, compared with 15 percent in the fourth quarter of 2015. Non-GAAP operating margin was 19 percent, compared with 21 percent in the fourth quarter of 2015.

•
GAAP net income was $92 million, or $0.53 per share, compared with $277 million, or $1.61 per share in the fourth quarter of 2015, which included the recognition of a $201 million tax benefit. Non-GAAP net income was $110 million, or $0.64 per share, compared with $122 million, or $0.71 per share in the fourth quarter of 2015.

•	As of Oct. 31, 2016, cash and cash equivalents totaled $783 million.

Fiscal Year 2016 Financial Summary

•	Revenue grew 2 percent over last year and totaled $2.9 billion.

•	GAAP operating margin was 14 percent, compared with 15 percent in fiscal 2015. Non-GAAP operating margin was 19 percent, compared with 20 percent in fiscal 2015.

•
GAAP net income was $335 million, or $1.95 per share, compared with $513 million, or $3.00 per share in fiscal 2015, which included the recognition of a $213 million tax benefit. Non-GAAP net income was $419 million, or $2.43 per share, compared with $432 million, or $2.52 per share in fiscal 2015.

Reconciliations between GAAP and non-GAAP information are contained in the attached tables and discussed in the section titled “Non-GAAP Measures.”

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Reporting Segments

•	Communications Solutions Group (CSG)

◦
CSG revenue was $442 million in the fourth quarter, a 2 percent decline when compared with $453 million in prior year fourth quarter. Growth in our commercial communications end market was offset by a decline in aerospace, defense and government sales in Russia and China.

◦	For fiscal 2016, CSG generated $1.8 billion in revenue, compared with revenue of $1.7 billion in fiscal 2015.

•	Electronic Industrial Solutions Group (EISG)

◦
EISG revenue grew 1 percent in the fourth quarter to $201 million when compared with $200 million in the fourth quarter of 2015, driven by strong growth for leading-edge semiconductor process technologies and automotive applications, partially offset by ongoing weakness for general electronics solutions, particularly in Europe.

◦	For fiscal 2016, EISG generated $776 million in revenue, compared with revenue of $758 million in fiscal 2015.

•	Services Solutions Group (SSG)

◦
SSG revenue in the fourth quarter grew 5 percent year-over-year to reach a new record of $108 million which compares with $103 million in the fourth quarter of 2015. SSG revenue growth was driven by an increase in remarketed solution sales.

◦	For fiscal 2016, SSG generated $402 million in revenue, compared with revenue of $401 million in fiscal 2015.

First Fiscal Quarter Outlook

Keysight provides guidance based on current market conditions and expectations.

Keysight’s first quarter 2017 revenue is expected to be in the range of $706 million to $746 million. First quarter non-GAAP earnings per share are expected to be in the range of $0.49 to $0.63. Non-GAAP earnings per share as projected for the first quarter of fiscal year 2017 exclude items that pertain to future events and are not currently estimable with a reasonable degree of accuracy. Therefore, no reconciliation to GAAP amounts has been provided. Further information is discussed in the section titled “Non-GAAP Measures” below.

Webcast

Keysight’s management will present more details about its fourth quarter FY2016 financial results and its first quarter FY2017 outlook on a conference call with investors today at 1:30 p.m. PT. This event will be webcast in listen-only mode. Listeners may log on to the call at www.investor.keysight.com under the “Upcoming Events” section and select “Q4 2016 Keysight Technologies Inc. Earnings Conference Call” to participate. The webcast will remain on the company site for 90 days.

A telephone replay of the conference call will be available at approximately 4:30 p.m. PT, Nov. 17 through Nov. 24 by dialing +1 855-859-2056 (or +1 404-537-3406 from outside the U.S.) and entering pass code 84169108.

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Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Keysight’s future revenues, earnings and profitability; the future demand for the company’s products and services; and customer expectations. These forward-looking statements involve risks and uncertainties that could cause Keysight’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing, and the risk that we are not able to realize the savings or benefits expected from integration and restructuring activities.

In addition, other risks that Keysight faces include those detailed in Keysight’s filings with the Securities and Exchange Commission, including our Form 10-Q for the fiscal quarter ended July 31, 2016. Forward-looking statements are based on the beliefs and assumptions of Keysight’s management and on currently available information. Keysight undertakes no responsibility to publicly update or revise any forward-looking statement.

Non-GAAP Measures

Keysight uses a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. The definitions of these non-GAAP financial measures may differ from similarly titled measures used by others, and such non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. Keysight generally uses non-GAAP financial measures to facilitate management’s comparisons to historic operating results, to competitors’ operating results and to guidance provided to investors. In addition, Keysight believes that the use of these non-GAAP financial measures provides greater transparency to investors of information used by management in its financial and operational decision-making.

Non-GAAP revenue for Q4 FY16 and FY16 excludes the impact of fair value adjustment to acquisition-related deferred revenue balances. Non-GAAP core revenue is defined as non-GAAP revenue excluding the impact of currency and revenue from acquisitions until the first anniversary of the acquisition closing date. Reconciliations between GAAP revenue, non-GAAP revenue and non-GAAP core revenue for Q4 FY16 and FY16 are provided on page 5 of the attached tables.

Segment data reflect the results of our reportable segments under its management reporting system, which are not necessarily in conformity with GAAP financial measures. Segment revenue and income from operations are consistent with the non-GAAP measure as described below. Segment data are provided on page 8 of the attached tables, along with additional information regarding the use of this data.

Non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share for Q4 FY16, FY16 and as projected for Q1 FY17 exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Keysight also excludes any tax benefits or expenses that are not directly

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related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Earnings per share is based on diluted shares. The reconciliation between non-GAAP operating margin and GAAP operating margin for Q4 FY16 and FY16 is set forth on page 6, and the reconciliation between non-GAAP net income and GAAP net income is set forth on page 7 of the attached tables, along with additional information regarding the use of these non-GAAP measures.

Keysight utilizes a fixed long-term projected non-GAAP tax rate. When projecting this long-term rate, Keysight excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. Additionally, Keysight evaluates its current long-term projections, current tax structure and other factors such as existing tax positions in various jurisdictions and key tax holidays in major jurisdictions where Keysight operates. This tax rate could change in the future for a variety of reasons, including but not limited to significant changes in geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where Keysight operates. The above reasons also limit our ability to reasonably estimate the future GAAP tax rate and provide a reconciliation of the expected Non-GAAP earnings per share for first quarter 2017 to GAAP amounts.

About Keysight Technologies

Keysight Technologies (NYSE: KEYS) helps customers bring breakthrough electronic products and systems to market faster and at a lower cost. Keysight’s solutions go where the electronic signal goes, from design simulation, to prototype validation, to manufacturing test, to optimization in the network. Customers span the worldwide communications ecosystem, internet infrastructure, aerospace & defense, automotive, semiconductor and general electronics end markets. Keysight generated revenues of $2.9B in fiscal year 2016. More information is available at www.keysight.com.

# # #

Additional information about Keysight Technologies is available in the newsroom at www.keysight.com/go/news.
EDITORIAL CONTACT:
Jeff Weber
+1 707 577 2845
jeff_weber@keysight.com
INVESTOR CONTACT:
Jason Kary
+1 707 577 6916
jason.kary@keysight.com

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KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended
	October 31,		Percent
	2016	2015	Inc/(Dec)
Orders	$806	$780	3%

Net revenue	$751	$750	—%

Costs and expenses:
Cost of products and services	331	332	—%
Research and development	105	105	1%
Selling, general and administrative	211	206	2%
Other operating expense (income), net	(3)	(4)	1%
Total costs and expenses	644	639	1%

Income from operations	107	111	(3)%

Interest income	1	—	— %
Interest expense	(12)	(11)	(1)%
Other income (expense), net	2	1	15%

Income before taxes	98	101	(3)%

Provision (benefit) for income taxes	6	(176)	(103)%

Net income	$92	$277	(67)%

Net income per share:
Basic	$0.54	$1.63
Diluted	$0.53	$1.61

Weighted average shares used in computing net income per share:
Basic	170	170
Diluted	172	172

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
PRELIMINARY

	Year Ended
	October 31,		Percent
	2016	2015	Inc/(Dec)
	(unaudited)
Orders	$2,953	$2,853	3%

Net revenue	$2,918	$2,856	2%

Costs and expenses:
Cost of products and services	1,294	1,269	2%
Research and development	425	387	10%
Selling, general and administrative	818	787	4%
Other operating expense (income), net	(25)	(18)	37%
Total costs and expenses	2,512	2,425	4%

Income from operations	406	431	(6)%

Interest income	3	1	136%
Interest expense	(47)	(46)	1%
Other income (expense), net	4	2	81%

Income before taxes	366	388	(6)%

Provision (benefit) for income taxes	31	(125)	(124)%

Net income	$335	$513	(35)%

Net income per share:
Basic	$1.97	$3.04
Diluted	$1.95	$3.00

Weighted average shares used in computing net income per share:
Basic	170	169
Diluted	172	171

The preliminary income statement is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
PRELIMINARY

	October 31, 2016	October 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$783	$483
Accounts receivable, net	437	398
Inventory	474	487
Deferred tax assets	—	74
Other current assets	160	137
Total current assets	1,854	1,579

Property, plant and equipment, net	512	518
Goodwill	736	700
Other intangible assets, net	208	246
Long-term investments	52	70
Long-term deferred tax assets	392	295
Other assets	46	100
Total assets	$3,800	$3,508

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$189	$209
Employee compensation and benefits	183	168
Deferred revenue	180	175
Income and other taxes payable	41	50
Other accrued liabilities	51	84
Total current liabilities	644	686

Long-term debt	1,100	1,099
Retirement and post-retirement benefits	405	280
Long-term deferred revenue	72	61
Other long-term liabilities	70	80
Total liabilities	2,291	2,206

Total Equity:
Preferred stock; $0.01 par value; 100 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 1 billion shares authorized; 172 million shares at October 31, 2016 and 170 million shares at October 31, 2015, issued	2	2
Treasury stock at cost; 2.3 million shares at October 31, 2016 and zero shares at October 31, 2015	(62)	—
Additional paid-in-capital	1,242	1,165
Retained earnings	949	614
Accumulated other comprehensive loss	(622)	(479)
Total stockholders' equity	1,509	1,302
Total liabilities and equity	$3,800	$3,508

The preliminary balance sheet is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
PRELIMINARY

	Year Ended
	October 31,
	2016	2015
	(unaudited)
Cash flows from operating activities:
Net income	$335	$513
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	134	99
Share-based compensation	49	55
Excess tax loss (benefit) from share-based plans	5	(4)
Deferred taxes	1	(163)
Excess and obsolete inventory related charges	17	28
Gain on sale of land	(10)	—
Other non-cash expenses, net	4	14
Changes in assets and liabilities:
Accounts receivable	(42)	(20)
Inventory	(22)	(25)
Accounts payable	(8)	18
Payment to Agilent, net	—	(28)
Employee compensation and benefits	16	6
Income taxes payable	7	2
Retirement and post-retirement benefits liability	(27)	(38)
Other assets and liabilities	(43)	(81)
Net cash provided by operating activities (a)	416	376

Cash flows from investing activities:
Investments in property, plant and equipment	(91)	(92)
Acquisition of businesses and intangible assets, net of cash acquired	(10)	(574)
Proceeds from sale of property, plant and equipment	10	1
Purchase of investments	—	(7)
Other investing activities	1	1
Net cash used in investing activities	(90)	(671)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	43	26
Treasury stock repurchases	(62)	—
Repayment of debt	(1)	—
Return of capital to Agilent	—	(49)
Excess tax benefit (loss) from share-based plans	(5)	4
Net cash used in financing activities	(25)	(19)

Effect of exchange rate movements	(1)	(13)

Net increase/(decrease) in cash and cash equivalents	300	(327)

Cash and cash equivalents at beginning of the year	483	810
Cash and cash equivalents at end of the year	$783	$483

(a) Cash payments included in operating activities:
Income tax payments, net	$23	$40
Interest payments on senior notes	$44	$46

The preliminary cash flow is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE EXCLUDING IMPACTS OF CURRENCY AND ACQUISITIONS
(in millions)
(Unaudited)
PRELIMINARY

			Percent			Percent
	Q4'16	Q4'15	Inc/(Dec)	FY16	FY15	Inc/(Dec)
GAAP Revenue	$751	$750	— %	$2,918	$2,856	2%
Acquisition-related fair value adjustments	—	6		12	6
Non-GAAP Revenue	$751	$756	(1)%	$2,930	$2,862	2%
Currency Impacts	(9)	—		(7)	—
Non-GAAP Revenue, net of currency impacts	$742	$756	(2)%	$2,923	$2,862	2%
Less revenue from acquisitions included in segment results	(4)	—		(139)	—
Non-GAAP core Revenue	$738	$756	(2)%	$2,784	$2,862	(3)%

Non-GAAP revenue is defined to exclude the fair value adjustments to the Anite acquisition-related deferred revenue balances.

Non-GAAP core revenue is defined as Non-GAAP revenue excluding the impact of currency and acquisitions completed within the last twelve months.

Management believes that these measures provide useful information to investors by reflecting an additional way of viewing aspects of Keysight's operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying growth trends in our business and facilitate easier comparisons of our revenue performance with prior and future periods and to our peers. We excluded the effect of recent acquisitions because the nature, size and number of these can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

The preliminary reconciliation of GAAP to Non-GAAP core revenue is based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP OPERATING MARGIN RECONCILIATIONS
(in millions, except where noted)
(Unaudited)
PRELIMINARY

Reconciliation of Income from Operations to Non-GAAP Income from Operations

	Three Months Ended		Year Ended
	October 31,		October 31,
	2016	2015	2016	2015
Income from operations, as reported	$107	$111	$406	$431
Intangible amortization	10	8	44	14
Share-based compensation	10	6	49	55
Acquisition and integration costs	7	14	18	16
Acquisition-related fair value adjustments	—	9	12	9
Separation and related costs	8	5	24	20
Restructuring and related costs	—	4	—	14
Other	—	—	(7)	—
Non-GAAP income from operations	$142	$157	$546	$559

Revenue	$751	$750	$2,918	$2,856
Acquisition-related fair value adjustments	$—	$6	$12	$6
Non-GAAP Revenue	$751	$756	$2,930	$2,862

GAAP Operating Margin	14%	15%	14%	15%
Non-GAAP Operating Margin	19%	21%	19%	20%

We provide non-GAAP income from operations and non-GAAP operating margin in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from income from operations to non-GAAP income from operations is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Year Ended
	October 31,				October 31,
	2016	Diluted EPS	2015	Diluted EPS	2016	Diluted EPS	2015	Diluted EPS
GAAP Net income	$92	$0.53	$277	$1.61	$335	$1.95	$513	$3.00
Non-GAAP adjustments:
Intangible amortization	10	0.06	8	0.05	44	0.25	14	0.08
Share-based compensation	10	0.06	6	0.03	49	0.28	55	0.32
Acquisition and integration costs	7	0.04	12	0.07	17	0.10	15	0.09
Acquisition-related fair value adjustments	—	—	9	0.05	12	0.07	9	0.05
Separation and related costs	8	0.05	5	0.03	24	0.14	20	0.12
Restructuring and related costs	—	—	4	0.02	—	—	14	0.08
Other	—	—	2	0.01	(7)	(0.04)	5	0.03
Adjustment for taxes (a)	(17)	(0.10)	(201)	(1.16)	(55)	(0.32)	(213)	(1.25)
Non-GAAP Net income	$110	$0.64	$122	$0.71	$419	$2.43	$432	$2.52

Weighted average shares outstanding - diluted		172		172		172		171

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to ongoing operations and which are either isolated or cannot be expected to occur again with any regularity or predictability, including a tax benefit of $197M resulted from a tax ruling obtained from Singapore that allows Keysight to amortize the value of the intellectual property acquired from Agilent in the separation for the quarter and year ended October 31, 2015. For the year ended October 31, 2016 and 2015, management uses a non-GAAP effective tax rate of 17%, which we believe to be indicative of on-going operations

Historical amounts are reclassified to conform with current presentation.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management's belief that the measures are useful.

Intangible amortization include non-cash intangible amortization recognized in connection with acquisitions.

Share-based compensation includes expense for all share-based payment awards made to our employees and directors including employee stock option awards, restricted stock units, employee stock purchases made under our employee stock purchase plan (“ESPP”) and performance share awards granted to selected members of our senior management under the long-term performance plan (“LTPP”) based on estimated fair values.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination which have been expensed during the period. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, information technology systems and infrastructure and other employee-related costs.

Acquisition-related fair value adjustments includes business combination accounting effects from the acquisition including reduction in revenue and increase in cost of sales due to the respective estimated fair value adjustments to deferred revenue and inventory.

Separation and related costs include all incremental expenses incurred in order to effect the separation of Keysight from Agilent, including the cost of new hires specifically required to operate two separate companies. The intent is to only include in non-GAAP expenses what would not have been incurred if we had no plan to spin-off. These costs include, among other things, branding, legal, accounting and other advisory fees and other costs to separate and transition from Agilent.

Restructuring and related costs include incremental expenses incurred in the period associated with publicly announced major restructuring programs, usually aimed at material changes in business and/or cost structure. Such costs may include one-time termination benefits, asset impairments, facility-related costs and contract termination fees. and other one time reorganization costs.

Management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Management recognizes that items such as amortization of intangibles, restructuring charges etc. can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation from GAAP to non-GAAP net income is estimated based on our current information.

KEYSIGHT TECHNOLOGIES, INC.
SEGMENT RESULTS INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Communications Solutions Group

			YoY			YoY
	Q4'16	Q4'15	% Chg	FY16	FY15	% Chg
Revenue	$442	$453	(2)%	$1,752	$1,703	3%
Gross Margin, %	60%	61%		61%	60%
Income from Operations	$75	$89		$314	$329
Operating Margin, %	17%	20%		18%	19%

Electronic Industrial Solutions Group

			YoY			YoY
	Q4'16	Q4'15	% Chg	FY16	FY15	% Chg
Revenue	$201	$200	1%	$776	$758	2%
Gross Margin, %	60%	60%		59%	58%
Income from Operations	$47	$48		$169	$158
Operating Margin, %	23%	24%		22%	21%

Services Solutions Group

			YoY			YoY
	Q4'16	Q4'15	% Chg	FY16	FY15	% Chg
Revenue	$108	$103	5%	$402	$401	— %
Gross Margin, %	42%	43%		41%	43%
Income from Operations	$20	$20		$63	$72
Operating Margin, %	18%	20%		16%	18%

Segment data reflect the results of our reportable segments under Keysight's management reporting system which are not necessarily in conformity with GAAP financial measures. Net revenue for Communications Solutions Group excludes the impact of fair value adjustments to acquisition related deferred revenue balances for the Anite acquisition of $0 million for Q4'16 and $6 million for Q4'15, respectively. The same was $12 million for FY16 and $6 million for FY15. Income from operations of our reporting segments exclude, primarily the impacts of share-based compensation, restructuring and related costs, separation and related costs, acquisition and integration costs, acquisition-related fair value adjustments, asset impairments and non-cash intangible amortization.

The preliminary segment information is estimated based on our current information.